UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2014 (January 13, 2014)

SMTP, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-54309	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Tara Boulevard, Suite 200, Nashua, NH	03062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 877-705-9362 Ext. 205

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On January 13, 2014 the registrant’s Board of Directors (“Board of Directors”) appointed Lewis Moorehead to serve as the registrant’s Chief Financial Officer and principal financial officer commencing on January 14, 2014. This is a part time position. As the registrant’s Chief Financial Officer, Mr. Moorehead is responsible for ensuring the long-term financial health of the registrant, overseeing the registrant’s accounting and audits, and such other duties that are essentially equivalent to those of a chief financial officer.

There are no arrangements or understandings between Mr. Moorehead and any other persons pursuant to which he was appointed the registrant’s Chief Financial Officer. There is no family relationship between Mr. Moorehead and any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer of the registrant. The registrant has not entered into any transactions with Mr. Moorehead that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Lewis Moorehead, age 41, is a certified public accountant. From March 2010 to August 2013, Mr. Moorehead served as VP of Finance and Principal Accounting Officer at Limelight Networks, a NASDAQ-listed internet company. Previously, from June 2008 to March 2010, Mr. Moorehead served as VP and Chief Accounting Officer of eTelecare Global Solutions, a NASDAQ-listed global call-center operator. Previously, Mr. Moorehead worked at PricewaterhouseCoopers for nine years and then subsequently joined American Express as Vice President and Controller. Mr. Moorehead received a Bachelors of Business Administration in Accounting from the University of Wisconsin - Whitewater.

In exchange for serving as the registrant’s Chief Financial Officer, Mr. Moorehead shall receive as compensation a base salary of $4,333 per month and shall be issued an option to purchase up to 60,000 shares of the Company’s common stock at an exercise price of $7.50 per share. The options shall vest over a period of four (4) years as follows: 1,250 options shall vest each month over the four year period. All of the options expire on January 12, 2024, subject to earlier expiration in certain circumstances. The option grant was made pursuant to the registrant’s 2010 Employee Stock Plan and subject to the terms of the Plan’s standard non-statutory stock option agreement. The registrant and Mr. Moorehead expect to enter into a formal written employee agreement in the near future, which will be subject to approval by the Board of Directors.

On January 13, 2014, upon the appointment of Mr. Moorehead as the registrant’s Chief Financial Officer, the registrant’s Board of Directors removed Alena Chuprakova as the registrant’s Comptroller and principal financial officer. Ms. Chuprakova will continue to serve as the registrant’s Treasurer, and now as its Controller.

Appointment of New Directors

On January 13, 2014 the Board of Directors appointed Jonathan M. Strimling, the registrant’s current Chief Executive Officer, and David A. Buckel, to the Board of Directors to fill two newly created directorships on the Board of Directors. Each of Mr. Strimling and Mr. Buckel accepted their appointment to the Board of Directors on that same date and each of them shall serve as a member of the Board of Directors until the registrant’s next annual stockholder’s meeting or until their earlier resignation or removal.

At the time of Mr. Strimling’s appointment as the registrant’s Chief Executive Officer in August 2013, there was an understanding between Mr. Strimling and the members of the registrant’s then Board of Directors that Mr. Strimling would be appointed to the Board of Directors at some time after his appointment as Chief Executive Officer. There are no arrangements or understandings between Mr. Buckel and any other persons pursuant to which he was appointed as a member of the Board of Directors.

Mr. Strimling has not been, and is not expected to be, named to any specific committee of the Board of Directors at this time. Mr. Buckel has been named to the following Board of Directors committees: Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee. Also, Mr. Buckel has been named chairman of the Audit Committee.

In exchange for serving on the Board of Directors as an independent director, pursuant to the registrant’s standard practice, Mr. Buckel shall receive an annual stipend equal to $10,000, payable in quarterly increments of $2,500 per quarter, payable in cash or in shares of Company stock, as shall be determined by the Board of Directors, payable at the end of each full quarter served. Mr. Strimling shall receive no additional compensation for serving on the Board of Directors.

Since November 2007 to present, Mr. Buckel has served as a Partner at Buckelous Ventures, which merged into TechCXO in 2012. TechCXO is a professional services firm that provides experienced, C-Suite professionals to deliver strategic and functional consulting services to both private and small public technology companies. Mr. Buckel has hands-on experience creating accounting and control systems and processes, financial statements, financial and operating metrics, dashboards, cash flow forecast, budget processes, trend analysis and dealing with auditors. Also, from 2011 to present, Mr. Buckel has served as a Mentor at the USF Student Innovation Incubator, which is administered by the USF Research Foundation, Inc. Mr. Buckel holds an M.B.A in Finance and Operations Management from Syracuse University and a B.S. in Accounting from Canisius College. The Board of Directors believes that Mr. Buckel has the necessary qualifications to be a member of the Board of Directors because Mr. Buckel has exhibited the ability to operate cohesively with other members of the Board of Directors. Moreover, the Board of Directors believes that Mr. Buckel brings a strong background and skill set to the Board of Directors in areas relating to board service, finance and management.

The registrant has not entered into any transactions with either of Mr. Strimling or Mr. Buckel that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 13, 2014, as part of its review of the registrant’s corporate governance policies, the Board of Directors adopted a revised Code of Ethics and Business Conduct ("Code") that replaced the registrant’s prior Code of Business Conduct and Ethics ("Prior Code"). The Code applies to all of the registrant’s directors, officers and employees. The Code was adopted to better conform to the express language and requirements of the Securities and Exchange Commission and the NASDAQ Listing Rules. The full text of the Code is attached as Exhibit 14.1.

Item 7.01 Regulation FD Disclosure

On January 14, 2014 the registrant issued a press release announcing that it hired a new Chief Financial Officer and expanded its Board of Directors. The full text of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.

Description

14.1

Code of Ethics and Business Conduct

99.1

Press Release dated January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTP, INC.

By:	/s/ Jonathan M. Strimling
Jonathan M. Strimling,
Chief Executive Officer

Dated: January 14, 2014